UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

INTELLIGENT PROTECTION MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38717	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

30 Jericho Executive Plaza, Suite 400E Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5120

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IPM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07 of this Current Report on Form 8-K, on May 8, 2025, at the annual meeting of stockholders (the “Annual Meeting”) of Intelligent Protection Management Corp. (the “Company”), the Company’s stockholders approved the Intelligent Protection Management Corp. 2025 Long-Term Incentive Plan (the “2025 LTIP”). As a result, the 2025 LTIP became effective on May 8, 2025.

A description of the 2025 LTIP was included under the heading “Proposal 5: The Approval of the Intelligent Protection Management Corp. 2025 Long-Term Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2025 (the “Proxy Statement”). Such description is qualified in its entirety by reference to the full text of the 2025 LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 8, 2025. The voting results on the matters submitted to the Company’s stockholders at the Annual Meeting are set forth below. A more detailed description of each proposal was included in the Proxy Statement.

Proposal 1: Election of (i) Yoram (Rami) Abada, (ii) Kara Jenny, (iii) Jason Katz, (iv) Lance Laifer, (v) Sidney Rabsatt, (vi) John Silberstein and (vii) Barry Sloane to the Company’s Board of Directors (the “Board”), each to serve for a one-year term until the annual meeting of stockholders to be held in 2026.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Yoram (Rami) Abada	4,999,640	49,873	650,887
Kara Jenny	4,984,990	64,523	650,887
Jason Katz	5,024,295	25,218	650,887
Lance Laifer	4,982,042	107,471	650,887
Sidney Rabsatt	5,010,740	38,773	650,887
John Silberstein	4,986,702	62,811	650,887
Barry Sloane	4,996,095	53,418	650,887

Proposal 2: Ratification of the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes Cast For	Votes Cast Against	Abstentions
5,665,428	19,832	15,140

Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
4,984,463	54,580	10,470	650,887

Proposal 4: Approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation.

One Year	Two Years	Three Years	Abstentions
553,481	162,293	4,310,735	23,004

Proposal 5: Approval of the 2025 LTIP.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
4,963,046	60,035	26,432	650,887

Proposal 6: Authorization and approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000.

Votes Cast For	Votes Cast Against	Abstentions
5,623,014	73,631	3,755

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

Based on these results and consistent with the Company’s recommendation, the Board has determined that the Company will conduct future advisory votes on the compensation of the Company’s named executive officers every three years. This policy will remain in effect until the next stockholder vote on the frequency of advisory votes on executive compensation, which is expected to occur at the Company’s annual meeting of stockholders to be held in 2031.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Intelligent Protection Management Corp. 2025 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2025

INTELLIGENT PROTECTION MANAGEMENT CORP.

		By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer

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